UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      December 16, 2004

SETO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-28698	77-00882545

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

554 North State Road, Briarcliff Manor, New York	10510

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      Tel.: 914-923-5000

N/A

(Former name or former address, if changed since last report.)

SIGNATURES
EX-99A Press Release Dated December 21
EX-99B Press Release Dated December 16

ITEM 2.06	Material Impairments

     SETO Holdings, Inc. (the “Company”) has received notice from Slamdance Media Group LLC, in which the Company agreed on July 5, 2004 to invest a total of $500,000, that the Company is in default of its obligations to invest an aggregate of $150,000 due and payable at the rate of $50,000 on each of October 15, November 15 and December 15, 2004. This investment was carried on the Company’s balance sheet as of October 31, 2004 at a value of $500,000, which as a result of the notice of default is impaired according to FASB Statement Number 144. The Company may lose its entire investment in Slamdance if it fails to cure this default, and the Company currently does not have the ability to make the overdue payments to Slamdance.

ITEM 3.01	Notice of De-listing or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing

     On December 21, 2004 the Company filed with the Securities and Exchange Commission (“SEC”) its notice on Form 15 of the suspension of its duty to file reports, and the termination of the registration of its Common Stock, under the Securities Exchange Act of 1934. The Company expects that the termination of such registration of its Common Stock will become effective 90 days after the date of filing of the Form 15. As a result of the Company’s Form 15 filing, its Common Stock will be delisted from the OTC Bulletin Board and is expected to be quoted on the Pink Sheets ®.

     The Company’s Press Release dated December 21, 2004 relating to the filing of its Form 15 is attached as Exhibit 99(a) hereto and incorporated herein by reference.

ITEM 8.01	Other Events

     The Company received a notice of default under its July 5, 2004 funding agreement with Slamdance Media Group LLC. The Company’s December 16, 2004 press release relating to the receipt of this notice is attached as Exhibit 99(b) hereto and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description
99(a)	Press Release dated December 21, 2004

99(b)	Press Release dated December 16, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2004	SETO HOLDINGS, INC.

	By:	/s/ Eugene Pian

Eugene Pian, President